UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ivivi Technologies, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-2956711

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

224-S Pegasus Avenue, Northvale, NJ	07647

(Address of principal executive offices	(I.R.S. Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, without par value	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-122768

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of common stock, without par value (the “Common Stock”), of Ivivi Technologies, Inc. (the “Company”) set forth under the caption “Description of Capital Stock” in the Company's Registration Statement on Form SB-2 (File No. 333-122768) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2005, as amended, is incorporated herein by reference. In addition, the description of the Common Stock set forth under the caption “Description of Capital Stock” in any amendment to the Registration Statement filed with the Commission by the Company or in any prospectus relating to the Registration Statement filed with the Commission by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1	Form of Restated Certificate of Incorporation of Ivivi Technologies, Inc. (1)
3.2	Form of Amended and Restated By-Laws of Ivivi Technologies, Inc. (2)
4.1	Form of Stock Certificate of Ivivi Technologies, Inc. (3)
4.2	Intentionally omitted.
4.3	Warrant issued to certain investors (one in a series of warrants with identical terms) (4)
4.4	Note issued to certain investors(one in a series of notes with identical terms) (4)
4.5	Form of Warrant issued to Placement Agent (4)
4.6	Warrant issued to certain investors (one in a series of warrants with identical terms) (5)
4.7	Note issued to certain investors (one in a series of warrants with identical terms)(5)
4.8	Registration Rights Agreement among Ivivi Technologies, Inc. and certain investors (included as Exhibit E to form of Subscription Agreement filed as Exhibit 10.21 to the Registration Statement) (3)
4.9	Registration Rights Agreement among Ivivi Technologies, Inc. and certain investors (included as Exhibit C to form of Subscription Agreement filed as Exhibit 10.22 to the Registration Statement) (3)
4.10	Registration Rights Agreement among Ivivi Technologies, Inc. and certain investors (3)
4.11	Form of Warrant issued to consultants (3)
4.12	Form of Warrant issued to certain advisors (3)
10.21	Form of Subscription Agreement between Ivivi Technologies, Inc. and certain investors (3)
10.22	Form of Subscription Agreement between Ivivi Technologies, Inc. and certain investors (3)
_______________
(1)	Incorporated by reference to the identically numbered exhibit to Amendment No. 5 to the Registration Statement filed on August 29, 2006.
(2)	Incorporated by reference to the identically numbered exhibit to Amendment No. 6 to the Registration Statement filed on September 14, 2006.
(3)	Incorporated by reference to the identically numbered exhibit to Amendment No. 7 to the Registration Statement filed on October 13, 2006.
(4)	Incorporated by reference to the identically numbered exhibit to the Registration Statement.
(5)	Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to the Registration Statement filed on April 20, 2006.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 16, 2006	IVIVI TECHNOLOGIES, INC. By: /s/ David Saloff David Saloff President and Chief Executive Officer